Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
CAPITAL ONE FINANCIAL CORPORATION
Incorporated under the Laws of the State of Delaware
ARTICLE I
OFFICES AND RECORDS
Section 1.1.    Delaware Office. The registered office of Capital One Financial Corporation (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware.
Section 1.2.    Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.
Section 1.3.    Books and Records. The books and records of the Corporation may be kept at the Corporation’s principal executive offices or at such other locations as may from time to time be designated by the Board of Directors.
ARTICLE II
STOCKHOLDERS
Section 2.1.    Annual Meeting. The annual meetings of stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and set forth in the notice of the meeting. If the Board of Directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the Corporation’s principal executive offices on the first Tuesday in May. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.
Section 2.2.    Special Meeting.
(A)    Subject to the rights of the holders of any series of preferred stock, par value $.01 per share, of the Corporation (the “Preferred Stock”) to elect additional directors under specified circumstances, a special meeting of the stockholders of the Corporation: (i) may be called by the Chair of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”); and (ii) shall be called by the Chair of the Board of Directors or the Secretary of the Corporation upon the written request of one or more stockholders of record that at the time a request is delivered, Own, or who are acting on behalf of persons who Own, shares representing 25% (the “Requisite Percent”) or more of the voting power of the then outstanding Voting Stock entitled to vote on the matter or matters to be brought before the proposed special meeting, provided that a special meeting called at the request of one or more stockholders (a “Stockholder Requested Special Meeting”) shall be called by the Chair of the Board or the Secretary of the Corporation only if the stockholder(s) requesting such meeting provide the information regarding such stockholder(s) (and regarding the persons for whom such stockholders are acting, as applicable) and the proposed special meeting and comply with such procedures set forth in Section 2.2(B) of these Bylaws. For the purposes of this Section 2.2 of these Bylaw, a person shall be deemed to “Own” only those shares of outstanding Voting Stock as to which the person possesses both (a) full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Voting Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on less than three (3) business days’ notice and during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The determination of the extent to which a person “Owns” any shares of Voting Stock for these purposes shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.
(B)    In order for a Stockholder Requested Special Meeting to be called by the Chair of the Board or the Secretary of the Corporation, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the stockholders of record that Own, or who are acting on behalf of persons who Own, the Requisite Percent of Voting Stock of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must be accompanied by:
(1)    in the case of any Stockholder Requested Special Meeting at which director nominations are proposed to be presented, the information required by Section 2.7(A)(4) and (5), including as to the person(s) seeking to propose such nominations at such meeting, the information required under Section 2.7(A)(4)(b), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last sentence of Section 2.7(A)(2); and/or
(2)    in the case of any Stockholder Requested Special Meeting at which any business other than nominations of persons for election to the Corporation’s Board of Directors is proposed to be presented, the information required by Section 2.7(B)(3) (which shall be in addition to the information required by Section 2.2(B)(1) if director nominations also are proposed to be considered), including as to the person(s) seeking to propose such business at such meeting, the information required under Section 2.7(B)(3)(d), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last sentence of Section 2.7(B)(2); and
(3)    as to each stockholder of the Corporation signing such request, or if such stockholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, (i) an affidavit by each such person stating the number of shares of Voting Stock of the Corporation that it Owns (as defined in Section 2.2(A)) as of the date such request was signed and agreeing to continue to Own such number of shares of Voting Stock through the date of the Stockholder Requested Special Meeting and an agreement by such person to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares of Voting Stock of the Corporation that such person Owns shall be true and correct as of the record date for the Stockholder Requested Special Meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of Voting Stock of the Corporation Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s Special Meeting Request shall be deemed to have been revoked with respect to such shares of Voting Stock of the Corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percent, and (ii) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, the information as to such stockholder or beneficial owner required under Section 2.7(A)(4)(b).
One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above and has been dated and delivered to the Secretary within sixty (60) days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence from the record holder is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten (10) business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation, and the stockholders and the date of such determination is referred to herein as the “Request Receipt Date.” A Special Meeting Request shall not be valid if: (i) such Special Meeting Request relates to an item of business that is not a matter on which stockholders are authorized to act under, or that involves a violation of, applicable law, or (ii) such Special Meeting Request relates to an item of business that is the same or substantially similar to any item of business that was voted on at a meeting of stockholders occurring within ninety (90) days preceding the earliest dated request for a special meeting, or (iii) the Request Receipt Date occurs during the period commencing ninety (90) days prior to the first anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders.
(C)    Any special meeting of stockholders shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws; provided, however, that a Stockholder Requested Special Meeting shall be called for a date not later than the date that is (i) ninety (90) days after the Request Receipt Date (or, in the case of any litigation related to the validity of the requests for a Stockholder Requested Special Meeting, ninety (90) days after the resolution of such litigation), or (ii) fifty (50) days after the date the Corporation files definitive soliciting materials with respect to such meeting pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whichever is latest.
(D)    Business transacted at a Stockholder Requested Special Meeting shall be limited to (i) the business stated in the valid Special Meeting Request(s) received from the Requisite Percent of stockholders, (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. and (iii) in the case of nominees for director nominated by a stockholder who has not delivered, and has not directed the delivery of, a Special Meeting Request with respect to the Stockholder Requested Special Meeting, in accordance with Section 2.7(C). If none of the stockholders who submitted the Special Meeting Request(s) (or their qualified representatives, as defined in Section 2.7(D)(1)) appears at the Stockholder Requested Special Meeting to present the matter or matters to be brought before the special meeting that were specified in the Special Meeting Request(s), the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(E)    The stockholder seeking to call the special meeting may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the special meeting and any stockholder signing a Special Meeting Request may revoke such request as to the shares that such person Owns (or Owned by the person on whose behalf the stockholder is acting, as applicable) and shall be deemed to revoke a Special Meeting Request as and to the extent provided in Section 2.2(B)(3); provided that if as a result of such revocation(s), there no longer are valid unrevoked Special Meeting Request(s) from stockholders who Own the Requisite Percent of the voting power of the then outstanding Voting Stock entitled to vote on the matter or matters to be brought before the proposed special meeting, there shall be no requirement to call a special meeting or to hold a special meeting regardless of whether notice of such special meeting has been sent and/or proxies solicited for such special meeting. Further, in the event that the stockholder requesting the Stockholder Requested Special Meeting withdraws such Special Meeting Request, there shall be no requirement to call or hold such special meeting.
Section 2.3.    Place of Meeting. The Board of Directors or the Chair of the Board, as the case may be, may designate the place of meeting for any meeting of the stockholders. If no designation is so made, the place of meeting shall be the Corporation’s principal executive offices.
Section 2.4.    Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, or by mail, or otherwise sent electronically as permitted by law, including via electronic mail or the Internet to each stockholder of record entitled to vote at such meeting. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. If sent electronically, such notice shall be deemed to be delivered at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors or by the Chair of the Board (in the case of a special meeting called by the Chair), in each case upon public notice given prior to the time previously scheduled for such meeting of stockholders.
Section 2.5.    Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chair of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chair or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The Voting Stock (or, in the case of specified business to be voted on by a class or series, the shares of such class or series) present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 2.6.    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.
Section 2.7.    Notice of Stockholder Business and Nominations.
(A)    Notice of Director Nominations at Meetings of Stockholders.
(1)    At any annual meeting or Stockholder Requested Special Meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, nominations must be (a) specified in the Corporation’s notice of meeting given by or at the direction of the Board of Directors delivered pursuant to Section 2.4 of these Bylaws, (b) otherwise made at the annual meeting by or at the direction of the Chair of the Board or the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by any stockholder of the Corporation in accordance with this Section 2.7(A) of these Bylaws. For nominations to be properly made at a Stockholder Requested Special Meeting, nominations must be (a) specified in the Corporation’s notice of meeting given by or at the direction of the Board of Directors delivered pursuant to Section 2.4 of these Bylaws, (b) otherwise made at the special meeting by or at the direction of the Chair of the Board or the Board of Directors or (c) otherwise have been properly requested to be brought before the special meeting by the stockholder in accordance with this Section 2.2(B)(1) of these Bylaws or Section 2.7(C) of these Bylaws. For nominations of persons for election to the Board of Directors to be properly requested by a stockholder to be made at an annual meeting of stockholders, a stockholder must (i) be entitled to vote at the meeting, (ii) comply with the notice and other procedures set forth in this Bylaw as to such nomination and (iii) be a stockholder of record at the time such stockholder’s notice pursuant to this Bylaw is delivered to the Secretary of the Corporation and at the time of the annual meeting. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders.
(2)    For nominations of persons for election to the Board of Directors of the Corporation to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (including the completed and signed questionnaire, representation and agreement required by paragraph (A)(5) of this Bylaw), and timely updates and supplements thereof as required by this Bylaw, in writing to the Secretary. To be timely, a stockholder’s notice (including the questionnaire, representation and agreement) shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) days before or more than sixty (60) days after such first anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice (including the questionnaire, representation and agreement) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice (including the questionnaire, representation and agreement) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
(3)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased by the Board of Directors and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(4)    To be in proper form, a stockholder’s notice to the Secretary with respect to the nomination of directors (whether given pursuant to paragraph (A)(1) of this Bylaw with respect to an annual meeting, or Section 2.2(B)(1) of these Bylaws or paragraph (C) of this Bylaw with respect to a special meeting) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner on whose behalf the nomination is made, if any, and their respective affiliates or associates or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (b) as to the stockholder giving the notice and any beneficial owner of the Corporation’s Voting Stock on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, and of any such beneficial owner, as they appear on the Corporation’s books and of their respective affiliates or associates or others acting in concert therewith, (ii) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, any such beneficial owner and any of their respective affiliates or associates or others acting in concert therewith, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation and any other derivative positions or synthetic arrangements (including any position resulting from hedging, swap, securities lending or other similar transaction relating to the Corporation’s capital stock), whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise, (any of the foregoing, a “Derivative Position”) held or beneficially held by the stockholder, any such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, including a description of the substantive terms thereof including the amount, value and/or number so held and the extent to which any such Derivative Position is intended to or has the effect of increasing or decreasing the actual or apparent voting power of such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to the Corporation’s securities, (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has the sole or shared right to vote any class of shares of the Corporation, (v) any short interest in any security of the Corporation (for purposes of this Bylaw, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from, or avoid, mitigate or offset in whole or in part any loss related to, any decrease in the value of the subject security), (a “Short Interest”) held by such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, (vi) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in securities of the Corporation or Derivative Positions held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner, or directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Positions, if any, including without limitation any such interests held by members of such person’s immediate family sharing the same household, and (ix) any other information relating to such stockholder, beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Regulation 14(A) of the Exchange Act.

(5)    A stockholder’s notice to the Secretary with respect to the nomination of directors (whether given pursuant to paragraph (A)(1) of this Bylaw with respect to an annual meeting, or Section 2.2(B)(1) of these Bylaws or paragraph (C) of this Bylaw with respect to a special meeting) must also include a completed and signed written response to a questionnaire with respect to the background and qualification of the nominee for director and the background of any other person or entity on whose behalf the nomination is being made or who is reasonably expected to participate in the solicitation of proxies with respect to the election of such person (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a signed written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such nominee for director (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(6)    For nominations of persons for election to the Board of Directors of the Corporation pursuant to Section 2.7(A)(1)(a) or (b) of this Bylaw or paragraph (C) of this Bylaw with respect to a special meeting, the nominee must also provide a completed and signed questionnaire, representation and agreement with the same information, and delivered in accordance with the same time period that applies to nominations to be brought by a stockholder of the Corporation, required by Section 2.7(A)(5) of this Bylaw.
(B)    Notice of Other Business at Meetings of Stockholders.
(1)    At any annual meeting or Stockholder Requested Special Meeting of the stockholders, only such business to be considered by the stockholders, other than nominations of persons for election to the Corporation’s Board of Directors which is addressed by paragraph (A) of this Bylaw, (“Other Business”) shall be made at such annual meeting of stockholders as shall have been properly brought before the meeting. For proposals of Other Business to be properly brought before an annual meeting, proposals of Other Business must be: (a) specified in the Corporation’s notice of meeting given by or at the direction of the Board of Directors delivered pursuant to Section 2.4 of these Bylaws, (b) otherwise properly made at the annual meeting, by or at the direction of the Chair of the Board or the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by any stockholder of the Corporation in accordance with Section 2.7(B) of these Bylaws. For proposals of Other Business to be properly brought before a Stockholder Requested Special Meeting, proposals of Other Business must be: (a) specified in the Corporation’s notice of meeting given by or at the direction of the Board of Directors delivered pursuant to Section 2.4 of these Bylaws, (b) otherwise properly made at the Stockholder Requested Special Meeting, by or at the direction of the Chair of the Board or the Board of Directors or (c) otherwise have been properly requested to be brought before the Stockholder Requested Special Meeting by the stockholder in accordance with this Section 2.2(B)(2) of these Bylaws. For proposals of Other Business to be properly requested by a stockholder to be made at an annual meeting of stockholders, a stockholder must (i) be entitled to vote at the meeting, (ii) comply with the notice procedures and other procedures set forth in this Bylaw as to such proposal and (iii) be a stockholder of record at the time such stockholder’s notice pursuant to this Bylaw is delivered to the Secretary of the Corporation and at the time of the annual meeting. The immediately preceding sentence shall be the exclusive means for a stockholder to submit proposals for Other Business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) to be considered at an annual meeting of stockholders.
(2)    For a proposal of Other Business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (B)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such Other Business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) days before or more than sixty (60) days after such first anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
(3)    To be in proper form, a stockholder’s notice to the Secretary with respect to the Other Business (whether given pursuant to paragraph (B)(1) of this Bylaw with respect to an annual meeting, or Section 2.2(B)(2) of these Bylaws with respect to a special meeting) shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and any beneficial owner on whose behalf the proposal is made; (b) the text of the proposal of business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws, the text of the proposed amendment), (c) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any of their respective affiliates or associates or others acting in concert therewith and (d) as to the stockholder giving the notice and any beneficial owner of the Corporation’s Voting Stock on whose behalf the proposal is made (i) the name and address of such stockholder, and of such beneficial owner, as they appear on the Corporation’s books and of any of their respective affiliates or associates or others acting in concert therewith, (ii) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, any such beneficial owner and any of their respective affiliates or associates or others acting in concert therewith, (iii) any Derivative Position held or beneficially held by the stockholder, any such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, including a description of the substantive terms thereof including the amount, value and/or number so held and the extent to which any such Derivative Position is intended to or has the effect of increasing or decreasing the actual or apparent voting power of such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to the Corporation’s securities, (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has the sole or shared right to vote any class of shares of the Corporation, (v) any Short Interest held by such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, (vi) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in securities of the Corporation or Derivative Positions held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner, or directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Positions, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, and (ix) any other information relating to such stockholder, beneficial owner and any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Regulation 14(A) of the Exchange Act.
(C)    Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected, as reflected in the Corporation’s notice of meeting pursuant to Section

2.4 of these Bylaws, (a) by or at the direction of the Board of Directors or (b) in the case of a special meeting other than a Stockholder Requested Special Meeting, or in the case of a special meeting that is a Stockholder Requested Special Meeting and the person wishing to make such nominations did not deliver, and did not otherwise direct the delivery of, a Special Meeting Request with request to such meeting, by any stockholder of the Corporation who (i) is entitled to vote at the meeting, (ii) complies with the notice and other procedures set forth in this Bylaw as to such nomination and (iii) is a stockholder of record at the time such stockholder’s notice is delivered pursuant to this Bylaw to the Secretary of the Corporation and at the time of the special meeting or (c) in the case of a Stockholder Requested Special Meeting, by any stockholder of the Corporation pursuant to Section 2.2.
(1)    In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors (other than a stockholder who has delivered, or who is acting on behalf of a person who directed the delivery of, a written request with respect to such special meeting, in the case of a Stockholder Requested Special Meeting (an “Excluded Stockholder”)) may nominate a person or persons, as the case may be, for election to the Board of Directors of the Corporation as specified in the Corporation’s notice of meeting, by delivering the stockholder’s notice in the form required by paragraphs (A)(4) and (A)(5) of this Bylaw (including the completed and signed questionnaire, representation and agreement required by paragraph (A)(6) of this Bylaw), and timely updates and supplements thereof as required by this Bylaw, to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice (including the questionnaire, representation and agreement) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice (including the questionnaire, representation and agreement) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. Notwithstanding any other provision of these Bylaws, in the case of a Stockholder Requested Special Meeting, no Excluded Stockholder may nominate a person for election to the Board of Directors at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2(a). Notwithstanding any other provision of these Bylaws, in the case of a Stockholder Requested Special Meeting, no stockholder may propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2(a).
(D)    General.
(1)    Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Bylaw and Section 2.2 (as applicable) shall be eligible to serve as director and only such Other Business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw and Section 2.2 (as applicable). Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any Other Business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or Other Business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.7, unless otherwise required by law, if the stockholder does not provide the information required under Section 2.2(B) and/or this Section 2.7 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or Other Business, such nomination shall be disregarded and such Other Business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Section 2.2(B) and this Section 2.7, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(2)    For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)    Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any Other Business to be considered pursuant to this Bylaw.
(4)    Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any Other Business proposal.
Section 2.8.    Procedures; Required Vote.
(A)    Procedures and Required Vote for Election of Directors. Election of directors at all meetings of stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, each director shall be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present with respect to such director’s election in elections of directors in which the number of nominees is equal to the number of positions available; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for the election of directors at which a quorum is present for which (i) the Secretary of the Corporation receives a notice that a stockholder has or expects to nominate a person for election to the Board of Directors in compliance with the requirements set forth in Section 2.7 of these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the business day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality vote, stockholders shall be provided with the option to withhold votes with respect to a nominee in lieu of the option to cast a vote against such nominee. The Board of Directors shall establish such procedures as it deems appropriate and advisable for the submission and consideration of resignations from the Board by incumbent directors who do not receive a majority of the votes cast for such director at any meeting of stockholders at which directors are to be elected and the number of nominees is equal to the number of positions available.
(B)    Required Vote for Other Business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters submitted to the stockholders at any meeting other than election of directors (which is addressed in paragraph (A) of this Bylaw) shall be decided by a majority of the votes cast with respect thereto.
Section 2.9.    Inspectors of Elections; Opening and Closing the Polls; Rules of Conduct.
(A)    The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.
(B)    The chair of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
(C)    The Board of Directors and the chair of the meeting each shall have the authority to adopt and enforce such rules or regulations for the conduct of meetings of stockholders as they shall deem necessary or appropriate.
Section 2.10.    No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be affected by any consent in writing by such stockholders.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
Section 3.2.    Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board but shall consist of not more than seventeen (17) nor less than three (3) directors. Commencing with the annual meeting of stockholders held in 2012, directors (other than those who may be elected by the holders of any series of Preferred Stock) shall be elected annually by the stockholders entitled to vote thereon for terms expiring at the next succeeding annual meeting of stockholders, provided, however, that any director elected or appointed prior to the 2012 annual meeting of stockholders shall complete the three-year term to which such director has been elected or appointed. The term for the class of directors elected at the 2009 annual meeting of stockholders shall expire at the 2012 annual meeting of stockholders, the term for the class of directors elected at the 2010 annual meeting of stockholders shall expire at the 2013 annual meeting of stockholders, and the term for the class of directors elected at the 2011 annual meeting of stockholders shall expire at the 2014 annual meeting of stockholders. The division of directors into classes shall terminate at the 2014 annual meeting of stockholders. Directors shall hold office until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Section 3.3.    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.
Section 3.4.    Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chair of the Board, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.
Section 3.5.    Notice. Notice of any meeting, if required, shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, or by telegram, email or facsimile transmission or by telephone communication. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company, or the notice is delivered to the overnight mail or courier service company, at least twenty-four (24) hours before such meeting. If by email or facsimile transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 7.1 of Article VII hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.
Section 3.6.    Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of the business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 3.7.    Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. Any person elected as a director in accordance with the preceding sentence to fill a vacancy on the Board of Directors shall hold office for the remainder of the term of office of the director whom he or she replaced and until his or her successor shall have been elected and qualified, and any person elected as a director in accordance with the preceding sentence to fill a newly created directorship resulting from an increase in the number of directors shall be elected for a term ending at the next succeeding annual meeting.
Section 3.8.    Committees. The Board of Directors may from time to time, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more Directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Unless otherwise provided by the Board of Directors, a majority of any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, vacancies may be filled by, and any committee may be dissolved by, resolution of the Board of Directors, passed by a majority of the Whole Board.
Section 3.9.    Action by Consent of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10.    Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 3.11.    Resignations. Any director may resign at any time upon notice in writing or electronic transmission to the Chair of the Board, the President or the Secretary. Such resignation shall be deemed to be effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Except as set forth in Section 2.8 of these Bylaws, no formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective unless otherwise specified in the resignation.
ARTICLE IV
OFFICERS
Section 4.1.    Elected Officers. The elected officers of the Corporation shall be a Chair of the Board, a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper. The Chair of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.
Section 4.2.    Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 4.7 of these Bylaws, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign.
Section 4.3.    Chair of the Board. The Chair of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chair of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. Except where by law the signature of the President is required, the Chair of the Board shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. The Chair of the Board shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him or her by the Board of Directors. The Chair of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.
Section 4.4.    President. The President shall act in a general executive capacity and shall assist the Chair of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chair of the Board, perform all duties of the Chair of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.
Section 4.5.    Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chair of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chair of the Board or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chair of the Board or the President, and attest to the same.
Section 4.6.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chair of the Board, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chair of the Board, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.
Section 4.7.    Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.
Section 4.8.    Resignations. Any officer may resign at any time upon notice in writing or electronic transmission to the Chair of the Board, the President or the Secretary.
Section 4.9.    Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.
ARTICLE V
STOCK CERTIFICATES AND TRANSFERS
Section 5.1.    Stock Certificates and Transfers.
(A)    The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or may be uncertificated to the extent permitted by applicable law. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, and if represented by certificates, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, and if represented by uncertificated shares of stock, upon receipt of duly executed and proper transfer instructions or in such other manner as permitted by applicable law.
(B)    The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 6.1.    Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
Section 6.2.    Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the law and its Certificate of Incorporation.
Section 6.3.    Seal. The corporate seal of the Corporation shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise imprinted upon the subject document or paper.
Section 6.4.    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or of the Board of Directors need be specified in any waiver of notice of such meeting.
Section 6.5.    Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.
Section 6.6.    Indemnification, Advancement of Expenses and Insurance.
(A)    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director, officer or employee of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, employee, trustee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, trustee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation.
(B)    To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses reasonably incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.
(C)    (1) If a claim for indemnification under this Bylaw is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation or (2) if a request for advancement of expenses under this Bylaw is not paid in full by the Corporation within twenty (20) days after a statement pursuant to paragraph (B) of this Bylaw and the required undertakings, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(D)    Following any “Change of Control” of the Corporation as defined in the Corporation’s Second Amended and Restated 2004 Stock Incentive Plan (or any comparable term as defined in any successor to such plan), any determination as to entitlement to indemnification and advancement of expenses under this Bylaw shall be made by independent legal counsel selected by the claimant which independent legal counsel shall be retained by the Board of Directors on behalf of the Corporation.
(E)    All rights to indemnification, the payment of expenses incurred in connection with a proceeding in advance of its final disposition, and otherwise, that are conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
(F)    The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee, trustee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
(G)    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.
(H)    All rights to indemnification, the payment of expenses incurred in connection with a proceeding in advance of its final disposition and otherwise that are conferred in this Bylaw shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (i) any amendment or modification of this Bylaw that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (ii) all of such rights shall continue as to any such Covered Person who has ceased to be a director, officer or employee of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.
(I)    If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE VII
AMENDMENTS
Section 7.1.    Amendments. These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no note, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.

I, Kelly A. Ledman, hereby certify that: (1) I am the duly constituted Assistant Secretary of Capital One Financial Corporation (the “Corporation”) and Assistant Secretary of its board of directors, and as such officer am the official custodian of its records; and (2) the foregoing Bylaws are the Bylaws of the Corporation, and all of them are now lawfully in force and effect.
I have hereunto affixed my official signature and the seal of the Corporation, in the city of McLean, Virginia, on this 30th day of April, 2015.

CAPITAL ONE FINANCIAL CORPORATION
By:	/s/ Kelly A. Ledman
Kelly A. Ledman
Assistant Secretary